Exhibit 5

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA ASIA PACIFIC EUROPE

February 16, 2024
Telephone and Data Systems, Inc.
30 North LaSalle Street, Suite 4000
Chicago, Illinois 60602

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i) the Company’s senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(ii) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); and

(iii) shares of the Company’s preferred stock, $0.01 per share par value (the “Preferred Shares”), which may be represented by depositary shares (the “Depositary Shares”).

The Debt Securities, Common Stock, Preferred Shares and Depositary Shares are collectively referred to herein as the “Securities.”
Unless otherwise specified in the applicable prospectus supplement:

(1) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary”);

(2) the Senior Debt Securities will be issued under an Indenture dated as of November 1, 2001 (as supplemented from time to time, the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as trustee (the “Trustee”); and

(3) the Subordinated Debt Securities will be issued under an Indenture dated as of September 16, 2013 (as supplemented from time to time, the “Subordinated Indenture”) between the Company and the Trustee in each case, substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the restated certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the restated bylaws of the Company, as amended to the date hereof (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

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Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

2. The issuance and sale of each series of Preferred Shares covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Shares will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Shares and authorizing the issuance and sale of such series of Preferred Shares; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Shares in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of such series of Preferred Shares in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

3. The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Depositary Shares and the series of Preferred Shares underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Shares underlying such Depositary Shares and authorizing the issuance and sale of such series of Preferred Shares; (v) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Shares underlying such Depositary Shares in accordance with the DGCL and in conformity with the Charter and such final resolutions; (vi) certificates representing the series of Preferred Shares underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of such series of Preferred Shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

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4. The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Senior Indenture; and (v) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5. The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the Subordinated Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Subordinated Indenture; and (v) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the applicable Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the Deposit Agreement, the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture and each indenture supplement to the Subordinated Indenture, as applicable, and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Charter, the Bylaws, the Resolutions or any other applicable final resolutions adopted by the Board or any duly authorized committee thereof, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

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(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Charter, the Bylaws and the Resolutions, each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(v) the Company will have a number of authorized and unissued shares of Preferred Shares sufficient to provide for the issuance of all shares of Preferred Shares issued pursuant to the transactions contemplated above.

We have further assumed that each indenture supplement to the Senior Indenture will be governed by the laws of the State of Illinois, and that each Deposit Agreement and each indenture supplement to the Subordinated Indenture will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the DGCL and the laws of the States of Illinois and New York (excluding the securities laws of the States of Illinois and New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Walter C. D. Carlson, a trustee and beneficiary of a voting trust that controls the Company, the non-executive chairman of the board and member of the board of directors of the Company and a director of a subsidiary of the Company, is Senior Counsel at the Firm; and John P. Kelsh, the General Counsel and Assistant Secretary of the Company and the General Counsel and/or an Assistant Secretary of certain subsidiaries of the Company, is a partner at the Firm.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP